Exhibit 10.1

Loan Agreement

dated 15 February 2023

between

Oculis SA, Bâtiment D, EPFL Innovation Park, 1015 Lausanne

(hereinafter “Oculis”)

and

European Biotech Acquisition Corp, Bâtiment D, EPFL Innovation Park, 1015 Lausanne

(hereinafter “EBAC”)

PREAMBLE

On October 17, 2022, EBAC entered into a Business Combination Agreement with Oculis. For the closing of that combination it is advisable, that Oculis Holding AG already has a share capital of CHF 356’821.68. This requires a capital increase from currently CHF 100’0000 by CHF 256’821.68. Oculis SA is willing to lend this amount to EBAC for the purpose of implementing this capital increase on 20 February 2022.

1.	GRANT OF LOAN

Oculis hereby agrees to grant a loan of CHF 256’821.68 (the “Loan”) to EBAC and to transfer such amount on 15 February 2023 to the following blocked bank account of Oculis Holding AG, Bahnhofstrasse 7, 6300 Zug:

Bank:	UBS Switzerland AG, Aeschenvorstadt 1, 4002 Basel
IBAN:	CH95 0023 0230 8345 59D7 J
Clearing:	0230
Curreny:	CHF
SWIFT / BIC:	UBSWCHZH80A.

2.	INTEREST

The Loan is interest free if settled prior to 31 March 2023 and otherwise shall bear interest which corresponds to the minimal interest published as safe harbour rule by the Swiss Federal Tax Authorities (see for 2023 the circular letter (lettre circulaire / Rundschreiben) No 203 for loans granted to related persons financed out of equity).

3.	TERM/ DURATION

The Loan Agreement has term ending on 31 March 2023 and shall be repaid on the date (or at the election of EBAC also earlier).

4.	ASSIGNMENT

Neither Party may assign any of its rights under this Agreement to any third party without the prior written consent of the other Party.

5.	AMENDMENTS

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of the Parties to it.

6.	SEVERABILITY

The unenforceability or nullity of any provision of this Agreement shall not affect the validity or enforceability of any other provisions hereof.

7.	GOVERNING LAW AND JURISDICTION

This Agreement and all disputes including those concerning any statute of limitations, set-off claims, tort claims and interest claims, shall be governed by the laws of Switzerland excluding its conflict of laws rules.

All disputes arising out of or in connection with this Agreement shall be exclusively submitted to the jurisdiction of the ordinary courts of Lausanne, Switzerland.

15 February 2023

Oculis SA	European Biotech Acquisition Corp

/s/ Riad Sherif	/s/ Eduardo Bravo Fernandez de Araoz
Name: Riad Sherif	Name: Eduardo Bravo Fernandez de Araoz
Title: CEO	Title: CEO

/s/ Sylvia Cheung
Name: Sylvia Cheung
Title: CFO

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